EXHIBIT 21


                  BERGEN BRUNSWIG CORPORATION AND SUBSIDIARIES
================================================================================


                           SUBSIDIARIES OF REGISTRANT


The following is a list of the significant subsidiaries of registrant as of November 30, 1998:


                                                                    PERCENTAGE
                                                                    OF VOTING
                                                                    SECURITIES
                                               STATE OF             OWNED BY
NAME                                           INCORPORATION        REGISTRANT
----                                           -------------        ----------
Durr-Fillauer Medical, Inc.                    Delaware                100%

Bergen Brunswig Drug Company                   California              (1)

Bergen Brunswig Medical Corporation            Alabama                 (1)

Bergen Brunswig Specialty Company              California              (1)


(1)      100% owned by Durr-Fillauer Medical, Inc.
















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